Exhibit 99.1

Western Alliance Reports Net Income of $32.9 Million or $1.06 Per Share for 2007 and $2.4 Million or $0.08 Per Share for the Fourth Quarter 2007

LAS VEGAS--(BUSINESS WIRE)--Western Alliance Bancorporation (NYSE:WAL) announced today its financial results for 2007 and the fourth quarter 2007.

2007 Highlights:

  Net income of $32.9 million, down 17.6% from $39.9 million in 2006
  Diluted earnings per share of $1.06, compared with $1.41 in 2006
  Net revenue (sum of net interest income and non-interest income) of $204.3 million, up 22.6% from $166.7 million in 2006
  Loans of $3.63 billion at December 31, 2007, up 21.0% or $630 million from one year ago
  Customer funds (sum of deposits and customer repurchases) of $3.82 billion at December 31, 2007, up 7.0% or $250 million from one year ago

Fourth Quarter 2007 Highlights:

  Net income of $2.4 million, including loan loss provision expense of $13.9 million, down 78.0% from $11.1 million in the third quarter 2007 and down 72.9% from $9.0 million for the fourth quarter 2006
  Diluted earnings per share of $0.08, including $0.19 per share of reserve building, down 77.1% from $0.35 in the third quarter 2007 and 74.2% from $0.31 in the fourth quarter 2006
  Net revenue (sum of net interest income and non-interest income) of $53.3 million, up 1.2% from $52.7 million in the third quarter 2007 and 16.3% from $45.8 million in the fourth quarter 2006
  Loans of $3.63 billion at December 31, 2007, up 2.4% or $87 million from September 30, 2007
  Customer funds of $3.82 billion at December 31, 2007, down 4.4% or $176 million from September 30, 2007

Financial Performance

Western Alliance Bancorporation reported net income of $32.9 million for 2007, down 17.6 percent from $39.9 million for 2006. Diluted earnings per share were $1.06. For the fourth quarter 2007, net income was $2.4 million, down 72.9 percent from $9.0 million for the fourth quarter 2006. This decline was largely attributable to an increase in loan loss provision expense of $13.2 million. Earnings per share were $0.08 for the fourth quarter 2007. Fourth quarter 2007 income includes a $2.9 million securities impairment charge offset by a $2.5 million increase in the market value of financial assets and liabilities carried at market value, including interest rate swaps, securities and trust preferred liabilities. The fourth quarter also includes a $1.3 million loss ($0.04 per share) from PartnersFirst, the Company’s affinity credit card initiative.

Loans grew $87 million or 2.4 percent to $3.63 billion at December 31, 2007 from September 30, 2007 and $630 million, including organic growth of $339 million or 11.3 percent, from December 31, 2006.

Customer funds decreased $176 million or 4.4 percent to $3.82 billion at December 31, 2007 from September 30, 2007. From December 31, 2006, customer funds grew $250 million, including an organic decline of $153 million. Non-interest title company deposits declined $170 million during the year and had a balance of $144 million at December 31, 2007.

Average customer funds for the quarter ended December 31, 2007 decreased $109 million or 2.7 percent to $3.90 billion from the quarter ended September 30, 2007. From the quarter ended December 31, 2006, average customer funds increased $485 million or 14.2 percent, including organic growth of $82 million or 2.4 percent.

“The fourth quarter 2007 was very challenging for our Company due to ongoing stress in the real estate sector in our markets, and in our ability to grow deposits due to an industry-wide lack of liquidity. The lack of deposit growth was exacerbated by further declines in our non-interest bearing title company deposits, which have been directly affected by a slow-down in real estate transactions,” said Robert Sarver, Chairman, President and Chief Executive Officer of Western Alliance. “Expense control remains a priority, and we made progress in this area as evidenced by the decline in compensation expense from the third quarter despite additional hiring at PartnersFirst.

“We look forward to 2008, but acknowledge that the real estate conditions in our markets may take some time to work through. Given this, WAL will continue to evaluate and implement strategies to improve our overall efficiencies and diversify our revenue streams so that when conditions improve, we will be poised to take full advantage of opportunities for new growth and increased shareholder value.”

Income Statement

Net interest income increased 14.4 percent to $46.4 million in the fourth quarter 2007 from $40.6 million in the fourth quarter 2006. The interest margin in the fourth quarter 2007 was 4.16 percent, compared with 4.38 percent in the third quarter 2007. The margin was 4.41 percent in the fourth quarter 2006.

The provision for loan losses was $13.9 million for the fourth quarter 2007 compared with $3.9 million for the third quarter 2007 and $0.7 million for the fourth quarter 2006. Non-accrual loans were $19.8 million representing 0.55 percent of total loans at December 31, 2007, compared with 0.05 percent of total loans at December 31, 2006. Net charge-offs were $4.5 million for the fourth quarter 2007, compared with $0.3 million for the same period in 2006.

Non-interest income was $6.9 million for the fourth quarter 2007, up 30.6 percent from $5.3 million for the same period in 2006. For the third quarter 2007, non-interest income was $5.9 million.

Net revenue was $53.3 million for the fourth quarter 2007, up 16.3 percent from $45.8 million for the fourth quarter 2006. For the third quarter 2007, net revenue was $52.7 million.

Non-interest expense was $36.0 million for the fourth quarter 2007, up 33.5 percent from $26.9 million for the same period in 2006. For the third quarter 2007, non-interest expense was $34.6 million. We had 992 full-time equivalent employees on December 31, 2007, including 14 FTE at PartnersFirst, compared with 987 on September 30, 2007 and 785 on December 31, 2006. We had 39 full-service banking offices on December 31, 2007 compared with 38 at September 30, 2007 and 31 on December 31, 2006.

Net income decreased 72.9 percent to $2.4 million for the fourth quarter 2007 compared with $9.0 million for the same period last year. Diluted earnings per share were $0.08 compared with $0.31 for the fourth quarter 2006, a decrease of 74.2 percent. Average diluted shares increased 6.9 percent to 31.3 million for the fourth quarter 2007 compared with 29.3 million for the fourth quarter 2006.

For 2007, net income decreased 17.6 percent to $32.9 million from $39.9 million for 2006. Diluted earnings per share decreased 24.1 percent to $1.06 from $1.41 in 2006. Average diluted shares increased 9.9 percent to 31.0 million compared to 28.2 million last year.

Balance Sheet

Loans totaled $3.63 billion at December 31, 2007, an increase of 2.4 percent from September 30, 2007 and 21.0 percent from $3.00 billion at December 31, 2006. Total loans acquired in the First Independent merger on March 31, 2007, were $291 million. Organic loan growth for the quarter and twelve months ended December 31, 2007 was $87 million and $339 million, respectively. At December 31, 2007 the allowance for loan losses was 1.36 percent of gross loans, compared to 1.13 percent at September 30, 2007 and 1.12 percent at December 31, 2006.

Customer funds totaled $3.82 billion at December 31, 2007, a decrease of $176 million from September 30, 2007 and an increase of $250 million from $3.57 billion at December 31, 2006. Total customer funds acquired in the First Independent merger were $403 million. Organic customer fund declines for the quarter and 12 months ended December 31, 2007 were $176 million and $153 million, respectively.

Non-interest bearing deposits, which include title company deposits for which the Company incurs non-interest expense for the benefit of the depositor, comprised 28.4 percent of total deposits at December 31, 2007. At year end, non-interest bearing deposits from title companies were 4.1 percent of total deposits compared to 5.5 percent at September 30, 2007, and 6.8 percent at December 31, 2006. Excluding non-interest bearing title company deposits, customer deposits and customer repurchase agreements totaled $3.7 billion at December 31, 2007, representing an organic decline of 3.0 percent or $113 million from September 30, 2007, and organic growth of 0.5 percent or $17 million from one year ago.

At December 31, 2007 the company’s loan to deposit ratio was 102.5 percent compared with 88.3 percent one year earlier. Fed funds sold totaled $11 million at December 30, 2007, down 90.9 percent from $121 million one year earlier.

Stockholders’ equity increased $93.0 million from December 31, 2006 to $502 million at December 31, 2007, due primarily to stock issued in connection with the First Independent Capital acquisition on March 31, 2007 and an increase in retained earnings. At December 31, 2007 tangible common equity was 5.4 percent of tangible assets and total risk-based capital was 10.3 percent of risk-weighted assets.

Western Alliance repurchased 171,100 shares of its common stock during the quarter ended December 31, 2007 under its $50 million share repurchase program effective through the end of 2008. The average per share price paid for the repurchased stock was $21.96.

Total assets increased 20.3 percent to $5.02 billion at December 31, 2007 from $4.17 billion at December 31, 2006. Of this growth, $316 million was organic, while $531 million represents the assets acquired through the First Independent merger on March 31, 2007.

Operating Unit Highlights

Bank of Nevada reported loan growth of $59 million during the fourth quarter 2007 and $121 million for the full year to $2.22 billion at December 31, 2007. Customer funds decreased $114 million and $292 million to $2.15 billion during the same periods, respectively. Bank of Nevada had a net loss of $0.5 million during the fourth quarter 2007 compared with net income of $9.4 million during the third quarter 2007 and $9.0 million for the same period one year ago. For the full year, net income was $27.3 million, down 26.4% from $37.1 million in 2006.

Alliance Bank of Arizona reported a loan increase of $22 million during the fourth quarter 2007 and $78 million for the full year to $584 million. Customer funds decreased $6 million and increased $96 million to $664 million during the same periods, respectively. Alliance Bank of Arizona had net income of $0.3 million during the fourth quarter 2007 compared with net income of $1.1 million during the third quarter 2007 and $0.9 million for the same period one year ago. For the full year, net income was $3.2 million, down 24.9% from $4.2 million in 2006.

Torrey Pines Bank, which includes PartnersFirst, reported loan growth of $34 million during the fourth quarter 2007 and $101 million for the full year to $515 million. Customer funds decreased $29 million and increased $34 million to $541 million during the same periods, respectively. Net income at Torrey Pines Bank was $0.5 million during the fourth quarter 2007 compared with $1.1 million during the third quarter 2007 and $1.0 million during the fourth quarter 2006. For the full year, net income was $3.7 million, down 18.6% from $4.5 million in 2006.

Alta Alliance Bank reported loan growth of $6 million during the fourth quarter 2007 and $39 million since its inception October 16, 2006. Customer funds increased $12 million for the quarter and grew to $69 million since inception. Alta Alliance Bank incurred a net loss of $0.4 million during the fourth quarter 2007 compared to $0.5 million during the third quarter 2007.

First Independent Bank reported a loan decline of $17 million during the fourth quarter 2007 to $322 million. Customer funds decreased $36 million to $422 million during the fourth quarter 2007. Net income at First Independent Bank was $1.4 million during both the third and fourth quarter 2007.

Assets under management at Miller/Russell and Associates, Shine Investments and Premier Trust were $2.31 billion at December 31, 2007, up 39.2 percent (14.4 percent organic) from $1.66 billion at December 31, 2006. Assets under administration by the three entities increased 37.2 percent (14.6 percent organic) from $1.83 billion to $2.51 billion at December 31, 2007.

Attached to this press release is summarized financial information for the quarter and year ended December 31, 2007.

Conference Call

Western Alliance Bancorporation will host a conference call to discuss its fourth quarter 2007 financial results at 12:00 p.m. ET on Wednesday, January 23, 2008. Participants may access the call by dialing 800-860-2442. The call will be recorded and made available for replay after 2:00 p.m. ET January 23, until 9 a.m. ET January 31, by dialing 1-877-344-7529 using the pass code 415121.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include: factors listed in the initial public offering registration statement as filed with the Securities and Exchange Commission; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for loan losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.

We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this press release to reflect new information, future events or otherwise.

About Western Alliance Bancorporation

Western Alliance Bancorporation is the parent company of Bank of Nevada, First Independent Bank of Nevada, Alliance Bank of Arizona, Torrey Pines Bank, Alta Alliance Bank, Miller/Russell & Associates, Shine Investment Advisory Services, Premier Trust, and PartnersFirst. These dynamic organizations provide a broad array of banking, leasing, trust, investment, and mortgage services to clients in Nevada, Arizona and California, investment services in Colorado, and bank card services nationwide. Staffed with experienced financial professionals, these organizations deliver a broader product array and larger credit capacity than community banks, yet are empowered to be more responsive to customers' needs than larger institutions. Additional investor information can be accessed on the Investor Relations page of the company's website, westernalliancebancorp.com.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited
	At or for the three months			For the years
	ended Dec. 31,			ended Dec. 31,
	2007	2006	Change %	2007	2006	Change %

Selected Balance Sheet Data: ($ in millions)
Total assets	$5,016.0	$4,169.6	20.3%
Gross loans, including net deferred fees	3,633.0	3,003.3	21.0
Securities	736.4	542.0	35.9
Federal funds sold	11.0	121.2	(90.9)
Customer funds	3,821.2	3,571.1	7.0
Borrowings	544.7	69.0	689.4
Junior subordinated and subordinated debt	122.2	101.9	19.9
Stockholders' equity	501.6	408.6	22.8

Selected Income Statement Data: ($ in thousands)
Interest income	$81,190	$67,163	20.9%	$305,822	$233,085	31.2%
Interest expense	34,757	26,588	30.7	125,933	84,297	49.4
Net interest income	46,433	40,575	14.4	179,889	148,788	20.9
Provision for loan losses	13,881	709	1,857.8	20,259	4,660	334.7
Net interest income after provision for loan losses	32,552	39,866	(18.3)	159,630	144,128	10.8
Securities gains (losses) and other valuation changes	(403)	(4,436)	(90.9)	(1,842)	(4,436)	(58.5)
Non-interest income	6,872	5,260	30.6	24,380	17,870	36.4
Non-interest expense	35,964	26,939	33.5	133,780	96,086	39.2
Income before income taxes	3,057	13,751	(77.8)	48,388	61,476	(21.3)
Income tax expense	614	4,744	(87.1)	15,591	21,587	(27.8)
Net Income	$2,443	$9,007	(72.9)	$32,875	$39,889	(17.6)
Memo: intangible asset amortization expense, net of tax	$381	$263	44.9	$1,455	$607	139.7

Common Share Data:
Net income per share:
Diluted net income per share	0.08	0.31	(74.2)%	1.06	1.41	(24.8)%
Book value per share	16.63	15.09	10.2
Tangible book value per share (net of tax)	8.88	9.81	(9.5)
Average shares outstanding (in thousands):
Basic	29,520	26,790	10.2	28,918	25,623	12.9
Diluted	31,327	29,317	6.9	31,019	28,218	9.9
Common shares outstanding	30,157	27,085	11.3

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data (continued)
Unaudited
	At or for the three months			For the years
	ended Dec. 31,			ended Dec. 31,
	2007	2006	Change %	2007	2006	Change %

Selected Performance Ratios:
Return on average assets (1)	0.19%	0.87%	(78.2)%	0.70%	1.09%	(35.8)%
Cash return on average tangible assets (1) (2)	0.23	0.93	(75.3)	0.77	1.14	(32.5)
Return on average stockholders' equity (1)	1.86	8.94	(79.2)	6.66	11.45	(41.8)
Cash return on average tangible stockholders' equity (1) (2)	4.04	14.55	(72.2)	12.48	16.71	(25.3)
Net interest margin (1)	4.16	4.41	(5.7)	4.40	4.52	(2.7)
Net interest spread	3.29	3.28	0.3	3.37	3.40	(0.9)
Efficiency ratio - tax equivalent basis	67.09	58.58	14.5	64.69	57.51	12.5
Loan to deposit ratio	102.45	88.32	16.0

Capital Ratios:
Tangible Common Equity	5.4%	6.5%	(16.9)
Tier 1 Leverage ratio	7.4	8.2	(9.8)
Tier 1 Risk Based Capital	7.9	9.4	(16.0)
Total Risk Based Capital	10.3	11.5	(10.4)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (1)	0.49%	0.04%	1,125.0	0.23%	0.02%	1,067.6
Non-accrual loans to gross loans	0.51	0.05	920.0
Non-accrual loans and OREO to total assets	0.46	0.03	100.0
Loans past due 90 days and still accruing to total loans	0.07	0.03	100.0
Allowance for loan losses to gross loans	1.36	1.12	21.4
Allowance for loan losses to non-accrual loans	267.37%	2367.75%	(88.7)
===================================================
(1) Annualized for the three-month periods ended December 31, 2007 and 2006.
(2) Cash return is defined as net income before intangible asset amortization expense.
Western Alliance Bancorporation and Subsidiaries

Condensed Consolidated Statements of Income
Unaudited	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands, except per share data)
	2007	2006	2007	2006
Interest income on:
Loans, including fees	$69,201	$59,526	$264,480	$203,792
Securities	11,744	7,037	39,697	27,496
Federal funds sold and other	245	600	1,645	1,797
Total interest income	81,190	67,163	305,822	233,085
Interest expense on:
Deposits	23,852	21,284	98,128	65,612
Borrowings	8,698	3,743	20,189	13,825
Junior subordinated and subordinated debt	2,207	1,561	7,616	4,860
Total interest expense	34,757	26,588	125,933	84,297
Net interest income	46,433	40,575	179,889	148,788
Provision for loan losses	13,881	709	20,259	4,660
Net interest income after provision for loan losses	32,552	39,866	159,630	144,128
Gain (loss) on sale of securities	(37)	(4,436)	627	(4,436)
Mark-to-market gains (losses), net	2,495	-	392	-
Securities impairment charges	(2,861)	-	(2,861)	-
Other income:
Trust and investment advisory services	2,889	2,011	9,764	7,346
Service charges	1,339	996	4,828	3,450
Bank-owned life insurance	913	799	3,763	2,661
Other	1,731	1,454	6,025	4,413
	6,872	5,260	24,380	17,870
Other expense:
Compensation	20,172	15,415	76,582	54,767
Occupancy	5,397	3,812	19,172	12,958
Customer service	1,813	1,655	6,708	6,684
Organizational costs	-	123	-	977
Merger expenses	-	-	747	-
Intangible amortization	381	263	1,455	607
Other	8,201	5,671	29,116	20,093
	35,964	26,939	133,780	96,086
Income before income taxes	3,057	13,751	48,388	61,476

Income tax expense	614	4,744	15,513	21,587

Net income	$2,443	$9,007	$32,875	$39,889

Diluted earnings per share	$0.08	$0.31	$1.06	$1.41
Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Statements of Income
Unaudited
	Quarter ended
($ in thousands, except per share data)	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2007	2007	2007	2007	2006
Interest income on:
Loans, including fees	$69,201	$69,066	$67,193	$59,020	$59,526
Securities	11,744	11,049	9,144	7,760	7,037
Federal funds sold and other	245	358	509	533	600
Total interest income	81,190	80,473	76,846	67,313	67,163
Interest expense on:
Deposits	23,852	26,571	25,832	21,873	21,284
Borrowings	8,698	5,270	3,316	2,905	3,743
Junior subordinated and subordinated debt	2,207	1,858	1,872	1,679	1,561
Total interest expense	34,757	33,699	31,020	26,457	26,588
Net interest income	46,433	46,774	45,826	40,856	40,575
Provision for loan losses	13,881	3,925	2,012	441	709
Net interest income after provision for loan losses	32,552	42,849	43,814	40,415	39,866
Gain (loss) on sale of securities	(37)	380	-	284	(4,436)
Mark-to-market gains (losses), net	2,495	1,676	(3,766)	(13)	-
Securities impairment charges	(2,861)	-	-	-	-
Other income:
Trust and other fees	2,889	2,633	2,137	2,105	2,011
Service charges	1,339	1,253	1,167	1,069	996
Bank-owned life insurance	913	962	960	928	799
Other	1,731	1,051	1,755	1,488	1,454
	6,872	5,899	6,019	5,590	5,260
Other expense:
Compensation	20,172	20,556	18,821	17,033	15,415
Occupancy	5,397	4,840	4,696	4,239	3,812
Customer service	1,813	1,675	1,897	1,323	1,655
Organizational costs	-	-	-	-	123
Merger expenses	-	-	747	-	-
Intangible amortization	381	260	557	257	263
Other	8,201	7,290	7,556	6,069	5,671
	35,964	34,621	34,274	28,921	26,939
Income before income taxes	3,057	16,183	11,793	17,355	13,751
Income tax expense	614	5,100	3,847	5,952	4,744
Net income	$2,443	$11,083	$7,946	$11,403	$9,007

Diluted earnings per share	$0.08	$0.35	$0.25	$0.39	$0.31
Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
($ in millions)	2007	2007	2007	2007	2006
Assets
Cash and due from banks	$104.7	$128.9	$122.9	$129.7	$143.7
Federal funds sold	11.0	37.6	73.0	166.8	121.2
Cash and cash equivalents	115.7	166.5	195.9	296.5	264.9

Securities	736.4	788.4	685.6	630.9	542.0
Gross loans, including net deferred loan fees:
Construction and land development	806.1	801.7	765.4	757.5	715.5
Commercial real estate	1,515.2	1,484.1	1,437.9	1,420.6	1,232.3
Residential real estate	477.6	466.6	436.6	403.7	384.1
Commercial and industrial	784.4	752.1	709.2	722.6	645.5
Consumer	58.4	50.0	46.8	38.2	29.6
Net deferred loan fees	(8.7)	(8.0)	(7.0)	(6.6)	(3.7)
	3,633.0	3,546.5	3,388.9	3,336.0	3,003.3
Less: Allowance for loan losses	(49.3)	(39.9)	(36.9)	(37.5)	(33.6)
Loans, net	3,583.7	3,506.6	3,352.0	3,298.5	2,969.7
Premises and equipment, net	143.4	138.4	130.3	125.6	99.9
Bank owned life insurance	88.1	87.1	86.2	85.2	82.1
Goodwill and other intangibles	242.2	243.1	237.4	237.4	147.5
Other assets	106.5	73.3	59.4	53.5	63.5
Total assets	$5,016.0	$5,003.4	$4,746.8	$4,727.6	$4,169.6

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets (continued)

	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
($ in millions)	2007	2007	2007	2007	2006
Liabilities and Stockholders' Equity
Liabilities
Non-interest bearing demand deposits	$1,007.0	$1,112.1	$1,160.5	$1,243.0	$1,154.3
Interest bearing deposits:
Demand	264.6	259.2	263.8	268.7	246.3
Savings and money market	1,558.8	1,710.8	1,684.7	1,648.1	1,407.9
Time, $100 and over	650.0	641.0	634.8	610.8	524.9
Other time	65.8	69.6	72.0	78.5	67.0
	3,546.2	3,792.7	3,815.8	3,849.1	3,400.4
Customer repurchase agreements	275.0	204.1	195.7	176.0	170.7
Total customer funds	3,821.2	3,996.8	4,011.5	4,025.1	3,571.1
Borrowings	544.7	356.4	90.9	56.6	69.0
Junior subordinated and subordinated debt	122.2	113.7	110.2	110.4	101.9
Accrued interest payable and other liabilities	26.3	20.6	14.8	24.3	19.0
Total liabilities	4,514.3	4,487.5	4,227.4	4,216.4	3,761.0
Stockholders' Equity
Common stock and additional paid-in capital	378.0	379.2	383.8	381.2	287.5
Retained earnings	152.3	149.8	138.8	130.8	126.2
Accumulated other comprehensive loss	(28.7)	(13.1)	(3.2)	(0.8)	(5.1)
Total stockholders' equity	501.7	515.9	519.4	511.2	408.6
Total liabilities and stockholders' equity	$5,016.0	$5,003.4	$4,746.8	$4,727.6	$4,169.6
Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Loan Losses
Unaudited
	Quarter Ended
	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Dec. 31,
(in thousands)	2007	2007	2007	2007	2006

Balance, beginning of period	$39,911	$36,946	$37,519	$33,551	$33,110
Acquisitions	-	(370)	83	3,706	-
Provisions charged to operating expenses	13,881	3,925	2,012	441	709
Recoveries of loans previously charged-off:
Construction and land development	-	-	-	-	-
Commercial real estate	-	-	-	-	-
Residential real estate	-	-	-	-	-
Commercial and industrial	45	14	83	71	81
Consumer	20	12	9	8	51
Total recoveries	65	26	92	79	132
Loans charged-off:
Construction and land development	2,361	-	-	-	64
Commercial real estate	-	-	-	-	-
Residential real estate	49	-	-	-	-
Commercial and industrial	2,023	463	2,727	91	198
Consumer	119	153	33	167	138
Total charged-off	4,552	616	2,760	258	400
Net charge-offs	4,487	590	2,668	179	268
Balance, end of period	$49,305	$39,911	$36,946	$37,519	$33,551

Net charge-offs (annualized) to average loans outstanding	0.49%	0.07%	0.31%	0.02%	0.04%
Allowance for loan losses to gross loans	1.36	1.13	1.09	1.12	1.12
Non-accrual loans	$18,441	$16,271	$717	$1,775	$1,417
Other impaired loans, acquired through merger	2,760	2,772	816	827	839
Other real estate owned	3,412	149	-	-	-
Loans past due 30 to 89 days, still accruing	11,879	5,012	26,716	11,447	6,795
Loans past due 90 days, still accruing	2,409	18	6,431	331	794
Western Alliance Bancorporation and Subsidiaries

Average Balances, Yields and Rates Paid
Unaudited
	Three Months Ended December 31,
	2007			2006

	Average Balance	Interest	Average Yield/ Cost	Average Balance	Interest	Average Yield/ Cost
Earning Assets	(in millions)	(in thousands)		(in millions)	(in thousands)
Securities (1)	$785.1	$11,494	5.96%	$584.2	$6,805	4.72%
Federal funds sold	19.1	245	5.09%	45.5	600	5.23%
Loans (1)	3,633.5	69,201	7.56%	3,014.0	59,526	7.84%
Restricted stock	24.4	250	4.06%	18.0	232	5.11%
Total earnings assets	4,462.1	81,190	7.25%	3,661.7	67,163	7.29%
Non-earning Assets
Cash and due from banks	104.7			104.4
Allowance for loan losses	(41.2)			(33.2)
Bank-owned life insurance	87.5			69.5
Other assets	438.7			291.1
Total assets	$5,051.8			$4,093.5
Interest Bearing Liabilities
Sources of Funds
Interest-bearing deposits:
Interest-bearing checking	$255.5	1,458	2.26%	$248.5	1,650	2.63%
Savings and money market	1,648.9	13,872	3.34%	1,424.7	13,278	3.70%
Time deposits	713.2	8,522	4.74%	552.7	6,356	4.56%
	2,617.6	23,852	3.62%	2,225.9	21,284	3.79%
Borrowings	751.7	8,698	4.59%	320.8	3,743	4.63%
Junior subordinated and subordinated debt	116.1	2,207	7.54%	82.9	1,561	7.47%
Total interest-bearing liabilities	3,485.4	34,757	3.96%	2,629.6	26,588	4.01%
Non-interest Bearing Liabilities
Non-interest bearing demand deposits	1,022.1			1,042.2
Other liabilities	24.1			21.9
Stockholders’ equity	520.2			399.8
Total liabilities and stockholders' equity
	$5,051.8			$4,093.5
Net interest income and margin		$46,433	4.16%		$40,575	4.41%
Net interest spread			3.29%			3.28%

(1) Yields on loans and securities have been adjusted to a tax equivalent basis.
Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
Unaudited	Bank of Nevada	Alliance Bank of Arizona	Torrey Pines Bank	Alta Alliance Bank	First Independent Bank	Other	Intersegment Eliminations	Consolidated Company

($ in millions)
At Dec. 31, 2007:
Assets	$3,041.3	$822.6	$759.5	$91.0	$549.9	$24.7	$(273.0)	$5,016.0
Gross loans and deferred fees	2,215.7	584.2	515.4	38.5	322.2	-	(43.0)	$3,633.0
Less: Allowance for loan losses	(33.0)	(6.8)	(5.1)	(0.4)	(4.0)	-	-	(49.3)
Net loans	2,182.7	577.4	510.3	38.1	318.2	-	(43.0)	3,583.7
Deposits	1,979.4	613.1	470.4	68.7	420.1	-	(5.5)	3,546.2
Stockholders' equity	320.4	54.5	45.6	22.1	120.5	(61.5)	-	501.6

Number of branches	15	11	7	2	4	-	-	39
Number of full-time equivalent employees	505	139	132	32	114	70	-	992

(in thousands)
Three Months Ended Dec. 31, 2007:
Net interest income	$27,998	$7,065	$6,932	$709	$5,055	$(1,326)	$-	$46,433
Provision for loan losses	10,500	2,729	279	73	300	-	-	13,881
Net interest income after provision for loan losses	17,498	4,336	6,653	636	4,755	(1,326)	-	32,552
Securities gains (losses) and other valuation changes	(5,403)	334	409	-	-	4,257	-	(403)
Noninterest income	2,284	1,301	409	100	265	3,154	(641)	6,872
Noninterest expense	(15,654)	(5,705)	(6,653)	(1,344)	(2,960)	(4,289)	641	(35,964)
Income (loss) before income taxes	(1,275)	266	818	(608)	2,060	1,796	-	3,057
Income tax expense (benefit)	(760)	15	350	(245)	656	598	-	614
Net income (loss)	$(515)	$251	$468	$(363)	$1,404	$1,198	$-	$2,443
(in thousands)
Year Ended Dec. 31, 2007:
Net interest income	$113,987	$28,260	$25,360	$2,127	$15,536	$(5,381)	$-	$179,889
Provision for loan losses	15,510	3,391	763	296	299	-	-	20,259
Net interest income after provision for loan losses	98,477	24,869	24,597	1,831	15,237	(5,381)	-	159,630
Securities gains (losses) and other valuation changes	(6,786)	88	310	-	-	4,546	-	(1,842)
Noninterest income	10,753	2,859	1,699	371	717	9,778	(1,797)	24,380
Noninterest expense	(62,779)	(22,981)	(20,360)	(5,491)	(9,378)	(14,588)	1,797	(133,780)
Income (loss) before income taxes	39,665	4,835	6,246	(3,289)	6,576	(5,645)	-	48,388
Income tax expense (benefit)	12,372	1,681	2,562	(1,318)	2,172	(1,956)	-	15,513
Net income (loss)	$27,293	$3,154	$3,684	$(1,971)	$4,404	$(3,689)	$-	$32,875
Western Alliance Bancorporation and Subsidiaries

Operating Segment Results
($ in millions)	Bank of Nevada	Alliance Bank of Arizona	Torrey Pines Bank	Alta Alliance Bank	Other	Intersegment Eliminations	Consolidated Company
At Dec. 31, 2006:
Assets	$2,904.1	$643.3	$581.6	$56.2	$481.3	$(496.9)	$4,169.6
Gross loans and deferred fees	2,094.5	506.7	414.4	7.7	-	(20.0)	3,003.3
Less: Allowance for loan losses	(23.2)	(5.7)	(4.6)	(0.1)	-	-	(33.6)
Net loans	2,071.3	501.0	409.8	7.6	-	(20.0)	2,969.7
Deposits	2,326.4	552.9	491.6	31.3	-	(1.8)	3,400.4
Stockholders' equity	336.2	51.5	39.4	24.1	416.5	(459.1)	408.6

Number of branches	15	9	6	1	-	-	31
Number of full-time equivalent employees	472	135	110	9	59	-	785

(in thousands)
Three Months Ended December 31, 2006:
Net interest income	$29,230	$6,327	$6,005	$226	$(1,213)	$-	$40,575
Provision for loan losses	740	(243)	131	81	-	-	709
Net interest income after provision for loan losses	28,490	6,570	5,874	145	(1,213)	-	39,866
Loss from sale of securities	(3,374)	(908)	(154)	-	-	-	(4,436)
Noninterest income	2,360	884	382	45	12,198	(10,609)	5,260
Noninterest expense	(13,987)	(5,109)	(4,378)	(1,859)	(2,056)	450	(26,939)
Income (loss) before income taxes	13,489	1,437	1,724	(1,669)	8,929	(10,159)	13,751
Income tax expense (benefit)	4,496	559	718	(659)	(370)	-	4,744
Net income (loss)	$8,993	$878	$1,006	$(1,010)	$9,299	$(10,159)	$9,007
(in thousands)
Year Ended Dec. 31, 2006:
Net interest income	$105,127	$24,615	$22,397	$226	$(3,580)	$3	$148,788
Provision for loan losses	3,134	340	1,105	81	-	-	4,660
Net interest income after provision for loan losses	101,993	24,275	21,292	145	(3,580)	3	144,128
Loss from sale of securities	(3,374)	(908)	(154)	-	-	-	(4,436)
Noninterest income	7,979	2,523	1,479	45	52,639	(46,795)	17,870
Noninterest expense	(50,867)	(19,128)	(15,005)	(1,859)	(10,793)	1,566	(96,086)
Income (loss) before income taxes	55,731	6,762	7,612	(1,669)	38,266	(45,226)	61,476
Income tax expense (benefit)	18,668	2,563	3,088	(659)	(2,073)	-	21,587
Net income (loss)	$37,063	$4,199	$4,524	$(1,010)	$40,339	$(45,226)	$39,889

CONTACT:
Western Alliance Bancorporation
Robert Sarver, 602-952-5445 (Media)
Dale Gibbons, 702-248-4200 (Investor)